Inland Real Estate Corporation
2901 Butterfield Road
Oak Brook, IL 60523
(888) 331-4732
NEWS RELEASE

Inland Real Estate Corporation Announces Third Quarter Results
− Total Portfolio Leased Occupancy Rises to 96.0%, Up 170 Basis Points Over One Year Ago −
− Same Store NOI Increases 3.2% Over Prior Year Quarter −

OAK BROOK, IL (November 4, 2014) - Inland Real Estate Corporation (NYSE: IRC), a publicly traded real estate investment trust that owns and operates high-quality, necessity and value-based retail centers primarily in select markets within the Midwestern United States, today announced financial and operational results for the three and nine months ended September 30, 2014.

Highlights

•
Recurring FFO (defined as Funds From Operations adjusted for the impact of lease termination income, certain gains and non-cash impairment charges of non-depreciable real estate, net of taxes) per weighted average common share (basic and diluted) of $0.24 for the three months ended September 30, 2014, equal to the third quarter of 2013.

•	Recurring FFO per weighted average common share (basic and diluted) of $0.70 for the nine months ended September 30, 2014, representing an increase of 4.5%, compared to the same period in 2013.

•	Total portfolio leased occupancy was 96.0% and financial occupancy was 94.3% at September 30, 2014, representing increases of 170 basis points and 300 basis points, respectively, over one year ago.

•
Same-store net operating income (NOI) for the consolidated portfolio excluding lease termination income increased 3.2% for the quarter and 1.8% for the first nine months of 2014, over the comparable periods in 2013.

•	For the quarter, average base rent for new and renewal leases signed in the total portfolio increased by 26.3% and 10.0%, respectively, over expiring average rents.

•
Company’s joint venture with PGGM acquired Princess City Plaza in Mishawaka, Ind., for $28.6 million during the quarter and Newport Pavilion Phase II in the Cincinnati market for $23.6 million after the close of the quarter.

•
IRC acquired the Prairie Crossings power center in the Chicago area for $24.7 million and a 13.0-acre vacant land parcel in Northeastern Alabama for $3.0 million to be developed into a 64,759-square-foot, Publix-anchored shopping center, after the close of the quarter.

•
Company’s development joint ventures began construction on two shopping centers, including the Pulaski Promenade power center in Chicago and the Tanglewood Pavilions power center in Northeastern North Carolina during the quarter.

•	Entered into amended and restated unsecured credit facilities totaling $475 million with an expanded lending group, providing an increase in total capacity, extended terms, and improved pricing.

•
Completed a public offering of 4,000,000 shares of 6.95% Series B Cumulative Redeemable Preferred Stock at $25 per share, for net proceeds of $96.9 million after underwriting discount but before expenses, after the close of the quarter.

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“For the quarter we reported results that included substantial year-over-year gains in occupancy and consolidated same store net operating income, as well as healthy increases in average base rents, all of which are the result of the proactive leasing and redevelopment initiatives we are executing to enhance long-term portfolio performance,” said Mark Zalatoris, president and chief executive officer of Inland Real Estate Corporation. “We also made significant progress toward our strategic goal to grow and diversify our operating platform through the joint ventures established with PGGM and our development partners. Finally, we continued to enhance our financial flexibility and lower our cost of capital. During the quarter, we recast our unsecured credit facilities to provide increased capacity with better terms and after quarter close completed an offering of Series B Preferred Stock to help fund our growth strategies.”

Financial Results for the Quarter
FFO attributable to common stockholders was $23.9 million for the quarter ended September 30, 2014, compared to $27.1 million for the third quarter of 2013. On a per share basis, FFO was $0.24 (basic and diluted) for the third quarter of 2014, compared to $0.27 (basic and diluted) for the same period of 2013.

Recurring FFO (defined as FFO adjusted for the impact of lease termination income, certain gains and non-cash impairment charges of non-depreciable real estate, net of taxes) was $23.8 million for the third quarter of 2014, compared to $23.9 million for the prior year quarter. On a per share basis, Recurring FFO was $0.24 (basic and diluted) for the three months ended September 30, 2014, equal to the three months ended September 30, 2013.

Net income attributable to common stockholders for the three months ended September 30, 2014 was $2.3 million, compared to $3.5 million for the third quarter of 2013. On a per common share basis, net income attributable to common stockholders (basic and diluted) was $0.02 for the third quarter of 2014, compared to $0.04 (basic) and $0.03 (diluted) for the prior year quarter. Net income for the quarter decreased year over year primarily due to lower lease termination income and decreased gains from sale of investment properties, partially offset by lower interest expense and depreciation and amortization expense.

Financial Results for the Nine Months Ended September 30, 2014
For the nine months ended September 30, 2014, FFO attributable to common stockholders was $70.0 million, compared to
$72.2 million for the same period in 2013. On a per share basis, FFO for the first nine months of 2014 was $0.70 (basic and diluted), compared to $0.77 for the nine months ended September 30, 2013.

Recurring FFO was $69.7 million for the nine months ended September 30, 2014, compared to $63.3 million for the prior year period. On a per share basis, Recurring FFO was $0.70 (basic and diluted) for the first nine months of 2014, compared to $0.67 for the same period of 2013. Recurring FFO per share for the nine-month period increased 4.5% year over year primarily due to higher property net operating income from the consolidated portfolio and increased equity in earnings of unconsolidated joint ventures, partially offset by higher interest expense, general and administrative expense and lower fee income from unconsolidated joint ventures.

Net income attributable to common stockholders for the nine months ended September 30, 2014 was $25.9 million, compared to $109.9 million for the same period in 2013. On a per share basis, net income attributable to common stockholders was $0.26 (basic and diluted), compared to $1.17 for the same period of 2013. Net income decreased year over year primarily due to substantially lower gains from the change in control of investment properties related to the 2013 consolidation of NYSTRS joint venture assets and from the settlement of receivables, as well as lower lease termination income. The decrease in net income was partially offset by higher gains on sale of investment properties recorded in 2014, as well as increases in net operating income from our consolidated portfolio and equity in earnings of unconsolidated joint ventures.

Reconciliations of FFO and Recurring FFO to net income attributable to common stockholders, calculated in accordance with U.S. GAAP, as well as FFO and Recurring FFO per share to net income attributable to common stockholders per share, are provided at the end of this news release.

Portfolio Performance
For the quarter, consolidated same-store NOI was $21.2 million and total portfolio same-store NOI was $27.3 million, representing increases of 3.2% and 2.2%, respectively, over the comparable period in 2013. For the nine months ended September 30, 2014, consolidated same-store NOI was $62.5 million and total portfolio same-store NOI was $80.8 million, representing increases of 1.8% and 1.9%, respectively, over the comparable prior year period.

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Same-store financial occupancy was 93.3% for the consolidated portfolio and 94.1% for the total portfolio as of September 30, 2014, representing increases of 360 basis points and 250 basis points, respectively, over one year ago.

The Company evaluates its overall portfolio by analyzing the operating performance of properties that have been owned and operated for the same three and nine-month periods during each year. A total of 81 of the Company's investment properties within the consolidated portfolio and 105 properties within the total portfolio satisfied this criterion during these periods and are referred to as "same-store" properties. Same-store NOI is a supplemental non-GAAP measure used to monitor the performance of the Company's investment properties.

A reconciliation of consolidated same-store NOI to net income attributable to common stockholders, calculated in accordance with U.S. GAAP, is provided at the end of this news release.

Leasing
For the quarter, the Company signed 85 leases within the total portfolio aggregating 415,052 square feet of gross leasable area (GLA). Total leases executed included:

•	Sixty-one renewal leases comprising 300,437 square feet, with an average rental rate of $15.71 per square foot, representing an increase of 10.0% over the average expiring rent;

•	Ten new leases comprising 53,856 square feet, with an average rental rate of $13.29 per square foot, representing an increase of 26.3% over the expiring rent; and

•
Fourteen non-comparable leases comprising 60,759 square feet, with an average rental rate of $12.49 per square foot. The company defines non-comparable leases as leases signed for expansion square footage or for space in which there was no former tenant in place for a period of twelve months or more.

On a blended basis, the 71 new and renewal leases executed during the quarter had an average rental rate of $15.34 per square foot, representing an increase of 11.9% over the average expiring rent. The calculations of former and new average base rents are adjusted for rent abatements on the included leases.

For the total portfolio as of September 30, 2014, leased occupancy was 96.0% and financial occupancy was 94.3%, representing gains of 170 basis points and 300 basis points, respectively, over one year ago. Leased occupancy is defined as the percentage of total gross leasable area for which there is a signed lease regardless of whether the tenant is currently obligated to pay rent under their lease agreement. Financial occupancy is defined as the percentage of total gross leasable area for which a tenant is obligated to pay rent under the terms of the lease agreement, regardless of the actual use or occupation by that tenant of the area being leased, and excludes tenants in abatement periods.

EBITDA, Balance Sheet, Liquidity and Market Value
The Company reported Recurring EBITDA (earnings before interest, taxes, depreciation and amortization), which is EBITDA adjusted for the impact of lease termination income, certain gains and non-cash impairment charges of non-depreciable real estate, of $37.2 million for the three months ended September 30, 2014, compared to $38.0 million for the third quarter of 2013. Recurring EBITDA for the nine months ended September 30, 2014, was $109.9 million, compared to $106.1 million for the same period in 2013.

Definitions and reconciliations of EBITDA and Recurring EBITDA to net income attributable to Inland Real Estate Corporation are provided at the end of this news release.

Recurring EBITDA coverage of interest expense was 3.4 times for the quarter ended September 30, 2014 and for the third quarter of 2013. The Company has provided EBITDA and related non-GAAP coverage ratios because it believes EBITDA and the related ratios provide useful supplemental measures in evaluating the Company's operating performance since expenses that may not be indicative of operating performance are excluded.

During the quarter, the Company closed amended and restated unsecured credit facilities totaling $475 million with an expanded lending group that now includes eight banks. The amended agreement provides an increase of $115 million in total capacity; reduces applicable interest rate spreads and the capitalization rate used to determine asset value for purposes of covenant compliance under these facilities; and extends the term of the $275 million revolving credit facility and $200 million term loan to 2018 and 2019, respectively, with an option to further extend the revolver by 12 months.

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On October 10, 2014, the Company priced a public offering of 4,000,000 shares of its 6.95% Series B Cumulative Redeemable Preferred Stock and, on October 16, 2014, issued the Series B Preferred Stock at a public offering price of $25 per share, for net proceeds of approximately $96.9 million, after the underwriting discount but before expenses. The Company used the net proceeds of the offering to purchase additional properties to be owned by the Company or one or more of its joint ventures, and for general corporate purposes, including the repayment of indebtedness. The Series B Preferred Stock is traded on the New York Stock Exchange under the symbol “IRCPrB.”

As of September 30, 2014, the Company had an equity market capitalization (common shares) of $1.0 billion, outstanding preferred stock of $110.0 million (at face value), and total debt outstanding of $1.0 billion (including the pro-rata share of debt in unconsolidated joint ventures and full face value of outstanding 5.0% convertible senior notes, due 2029) for a total market capitalization of approximately $2.2 billion. The Company's debt-to-total market capitalization was 48.8% as of September 30, 2014. Approximately 58.6% of total debt bears interest at fixed rates. As of September 30, 2014, the weighted average interest rate on the fixed rate debt was 5.19% and the overall weighted average interest rate, including variable rate debt, was 3.84%.

Acquisitions
On October 2, 2014, the Company acquired for its wholly-owned portfolio the 109,000-square-foot Prairie Crossings power center in Frankfort, an affluent southwest suburb of Chicago, Ill., for $24.7 million in cash, excluding closing costs and adjustments. Prairie Crossings is currently 99% leased and anchored by Bed Bath & Beyond, Sports Authority and Office Depot. The center is shadow-anchored by a separately owned Kohl’s.

In October, the Company purchased for $3.0 million a fully-entitled 13.0-acre vacant land parcel in Rainbow City, Ala., to be developed in conjunction with MAB American Retail Partners, LLC, into a 64,759-square-foot grocery-anchored shopping center. The Shoppes at Rainbow Landing, which is currently 74% pre-leased, will be anchored by a 45,600-square-foot Publix store. Construction began at the end of October, with the Publix store anticipated to open in the fourth quarter of 2015.

Joint Venture Activity
The Company has formed joint ventures with institutions and established developers to advance its strategic goal to further enhance the size, quality and diversification of its operating platform.

In August, the Company’s joint venture with PGGM purchased Princess City Plaza in Mishawaka, Ind., within the South Bend-Mishawaka MSA, for $28.6 million in cash, subject to future earnout payments. Princess City Plaza totals 178,500 square feet of retail space, including ground leases, and is 99 percent leased to national retailers and restaurants including Dick’s Sporting Goods, Old Navy, PetSmart, Gordmans, Shoe Carnival, Noodles and Company, and Carrabba’s Italian Grill. The center is shadow-anchored by Whole Foods Market and Kohl’s.

In October, the Company’s joint venture with PGGM purchased Newport Pavilion Phase II in Newport, Ky., located in a high-barrier-to-entry, densely populated trade area in the Cincinnati MSA, for $23.6 million in cash, subject to future earnout payments. Newport Pavilion Phase II encompasses 115,000 square feet including ground leases, which is leased to Dick’s Sporting Goods, TJ Maxx, Buffalo Wild Wings, Panera, Chipotle, and others. Including Newport Pavilion Phase I, which was acquired by the IRC-PGGM venture this past June, the power center encompasses a total of 337,000 square feet and was 96% leased at quarter end. The center is shadow-anchored by a separately owned 134,500-square-foot Target store.

During the quarter, the Company’s development joint ventures acquired land after securing entitlements and anchor leases, and began construction on the following two shopping center projects.

In September, the Company’s joint venture with PGGM entered into a partnership with IBT Group, LLC and Pine Tree Commercial Realty, LLC to develop Pulaski Promenade, a power center encompassing 133,000 square feet of retail space, located on the southwest side of Chicago, Ill. Pulaski Promenade’s in-line space is over 80% pre-leased to Marshalls, Ross Dress for Less, Michaels, PetSmart and Shoe Carnival. Construction has commenced and store openings are anticipated to begin in the spring of 2016. Upon completion of construction and stabilization, the IRC-PGGM joint venture has the option to acquire 100% ownership in the property at a pre-negotiated purchase price.

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In September, the Company entered into a joint venture with Thompson Thrift Development, Inc. to develop Tanglewood Pavilions, a 158,000-square-foot regional power center located in Elizabeth City, North Carolina. Tanglewood Pavilions is approximately 70% pre-leased to Hobby Lobby, TJMaxx, Ross Dress for Less and Dollar Tree, and leases are in negotiation for another 24,000 square feet of space that would bring the center to 84% pre-leased occupancy. Construction is underway and deliveries to tenants are scheduled to commence prior to the fall of 2015. After completion of construction and stabilization, IRC will acquire 100% ownership of the center at a pre-negotiated purchase price.

Distributions
In July, August, September and October of 2014, the Company paid a monthly cash dividend of $0.169271 per share on the outstanding shares of its 8.125% Series A Cumulative Redeemable Preferred Stock ("Series A Preferred Stock"). In October, the Company also declared a cash dividend of $0.169271 per share on the outstanding shares of its Series A Preferred Stock, payable on November 17, 2014, to Series A Preferred Stockholders of record at the close of business on November 3, 2014. In addition, the Company declared a cash dividend of $0.139965278 per share on the outstanding shares of its 6.95% Series B Cumulative Redeemable Preferred Stock, payable on November 17, 2014, to Series B Preferred Stockholders of record at the close of business on November 3, 2014.

In July, August, September and October of 2014, the Company paid monthly cash distributions to Common Stockholders of $0.0475 per common share. In October, the Company also declared a cash distribution of $0.0475 per common share, payable on November 17, 2014, to common stockholders of record at the close of business on October 31, 2014.

Guidance
For fiscal year 2014, the Company continues to expect Recurring FFO per common share (basic and diluted) to range from $0.93 to $0.97. The Company's guidance incorporates assumptions for an increase in consolidated same-store NOI to range from 2% to 4%, and consolidated same-store financial occupancy at year-end 2014 to range from 91% to 92%.

Conference Call/Webcast
Management will host a conference call to discuss the Company's financial and operational results for the quarter ended
September 30, 2014 on Tuesday, November 4, 2014, at 1:00 p.m. CT (2:00 p.m. ET). Hosting the conference call will be Mark Zalatoris, President and Chief Executive Officer; Brett Brown, Chief Financial Officer; and Scott Carr, Chief Investment Officer. The live conference call can be accessed by dialing 1-877-509-5836 for callers within the United States, 1-855-669-9657 for callers dialing from Canada, or 1-412-902-4131 for other international callers. A live webcast also will be available on the Company's website at www.inlandrealestate.com. The conference call will be recorded and available for replay one hour after the end of the live event through 8:00 a.m. CT (9:00 a.m. ET) on November 19, 2014. Interested parties can access the replay of the conference call by dialing 1-877-344-7529 or 1-412-317-0088 for international callers, and entering the conference number 10051921. An online playback of the webcast will be archived for approximately one year within the investor relations section of the Company's website.

About Inland Real Estate Corporation
Inland Real Estate Corporation is a self-advised and self-managed publicly traded real estate investment trust (REIT) focused on owning and operating open-air neighborhood, community, and power shopping centers located in well-established markets primarily in the Midwestern United States. As of September 30, 2014, the Company owned interests in 136 investment properties, including 31 owned through its unconsolidated joint ventures, with aggregate leasable space of approximately 15 million square feet. Additional information on Inland Real Estate Corporation, including a copy of the Company's supplemental financial information for the three months and nine months ended September 30, 2014, is available at www.inlandrealestate.com.

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Certain information in this supplemental information may constitute "forward-looking statements" within the meaning of the Federal Private Securities Litigation Reform Act of 1995.  Forward-looking statements are statements that do not reflect historical facts and instead reflect our management's intentions, beliefs, expectations, plans or predictions of the future.  Forward-looking statements can often be identified by words such as "seek," “believe,” “expect,” “anticipate,” “intend,” “estimate,” “may,” “will,” “should” and “could.” Examples of forward-looking statements include, but are not limited to, statements that describe or contain information related to matters such as management's intent, belief or expectation with respect to our financial performance, investment strategy or our portfolio, our ability to address debt maturities, our cash flows, our growth prospects, the value of our assets, our joint venture commitments and the amount and timing of anticipated future cash distributions. Forward-looking statements reflect the intent, belief or expectations of our management based on their knowledge and understanding of our business and industry and their assumptions, beliefs and expectations with respect to the market for commercial real estate, the U.S. economy and other future conditions. Forward-looking statements are not guarantees of future performance, and investors should not place undue reliance on them. Actual results may differ materially from those expressed or forecasted in forward-looking statements due to a variety of risks, uncertainties and other factors, including but not limited to the risks listed and described under Item 1A”Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2013, as filed with the Securities and Exchange Commission (the “SEC”) on February 28, 2014, as they may be revised or supplemented by us in subsequent Reports on Form 10-Q and other filings with the SEC. Except as otherwise required by applicable law, the Company disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement in this release to reflect any change in the Company's expectations or any change in events, conditions or circumstances on which any such statement is based.

Inland Real Estate Corporation Contact:
Dawn Benchelt, Director of Investor Relations
(888) 331-4732
ir@inlandrealestate.com

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Consolidated Balance Sheets
(in thousands, except per share data)

	September 30, 2014	December 31, 2013
Assets:	(unaudited)
Investment properties:
Land	$381,404	387,010
Construction in progress	18,237	16,856
Building and improvements	1,091,591	1,130,004
Total investment properties	1,491,232	1,533,870
Less accumulated depreciation	328,929	327,684
Net investment properties	1,162,303	1,206,186
Cash and cash equivalents	15,409	11,258
Accounts receivable, net	36,788	37,155
Investment in and advances to unconsolidated joint ventures	170,809	119,476
Acquired lease intangibles, net	87,554	103,576
Deferred costs, net	19,436	19,638
Other assets	38,194	32,648
Total assets	$1,530,493	1,529,937

Liabilities:
Accounts payable and accrued expenses	$50,435	57,132
Acquired below market lease intangibles, net	40,999	43,191
Distributions payable	5,128	5,110
Mortgages payable	452,753	497,832
Unsecured credit facilities	390,000	325,000
Convertible notes	29,138	28,790
Other liabilities	20,849	17,413
Total liabilities	989,302	974,468

Stockholders’ Equity:
Preferred stock, $0.01 par value, 12,000 shares authorized; 4,400 8.125% Series A Cumulative Redeemable shares, with a $25.00 per share Liquidation Preference, issued and outstanding at September 30, 2014 and December 31, 2013, respectively	110,000	110,000
Common stock, $0.01 par value, 500,000 shares authorized; 100,108 and 99,721 Shares issued and outstanding at September 30, 2014 and December 31, 2013, respectively	1,001	997
Additional paid-in capital (net of offering costs of $74,997 and $74,749 at September 30, 2014 and December 31, 2013, respectively)	880,022	877,328
Accumulated distributions in excess of net income	(444,715)	(427,953)
Accumulated other comprehensive loss	(5,610)	(4,904)
Total stockholders’ equity	540,698	555,468

Noncontrolling interest	493	1
Total equity	541,191	555,469

Total liabilities and equity	$1,530,493	1,529,937

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Consolidated Statements of Operations and Comprehensive Income (unaudited)
(in thousands, except per share data)

	Three months ended September 30,		Nine months ended September 30,
	2014	2013	2014	2013
Revenues:
Rental income	$33,768	33,603	103,981	88,916
Tenant recoveries	12,306	13,031	44,476	33,510
Other property income	612	2,355	1,577	3,210
Fee income from unconsolidated joint ventures	1,524	1,578	4,090	5,133
Total revenues	48,210	50,567	154,124	130,769

Expenses:
Property operating expenses	6,127	5,924	25,082	18,479
Real estate tax expense	9,303	10,164	28,942	24,957
Depreciation and amortization	17,185	19,683	54,116	45,671
Provision for asset impairment	—	—	222	369
General and administrative expenses	5,553	4,843	17,638	14,817
Total expenses	38,168	40,614	126,000	104,293

Operating income	10,042	9,953	28,124	26,476
Other income	390	534	1,158	1,733
Gain from settlement of receivables	—	—	—	3,095
Gain from change in control of investment properties	—	—	—	95,378
Gain on sale of investment properties, net	—	—	22,828	1,440
Gain on sale of joint venture interest	313	475	427	1,209
Interest expense	(8,752)	(9,163)	(26,642)	(25,427)
Income before income tax benefit (expense) of taxable REIT subsidiaries, equity in earnings of unconsolidated joint ventures and discontinued operations	1,993	1,799	25,895	103,904

Income tax benefit (expense) of taxable REIT subsidiaries	(232)	296	(670)	(1,499)
Equity in earnings of unconsolidated joint ventures	2,774	2,128	6,831	5,641
Income from continuing operations	4,535	4,223	32,056	108,046

Income from discontinued operations	31	1,440	552	8,503
Net income	4,566	5,663	32,608	116,549

Less: Net loss attributable to the noncontrolling interest	10	33	39	19
Net income attributable to Inland Real Estate Corporation	4,576	5,696	32,647	116,568

Dividends on preferred shares	(2,234)	(2,209)	(6,703)	(6,715)
Net income attributable to common stockholders	$2,342	3,487	25,944	109,853

Basic and diluted earnings attributable to common shares per weighted average common share:

Income from continuing operations	$0.02	0.02	0.25	1.08
Income from discontinued operations	—	0.01	0.01	0.09
Net income attributable to common stockholders per weighted average common share — basic	$0.02	0.04	0.26	1.17

Weighted average number of common shares outstanding — basic	99,617	99,317	99,495	93,901

Income from continuing operations	$0.02	0.02	0.25	1.08
Income from discontinued operations	—	0.01	0.01	0.09
Net income attributable to common stockholders per weighted average common share — diluted	$0.02	0.03	0.26	1.17

Weighted average number of common shares outstanding — diluted	100,060	99,648	99,874	94,169

Comprehensive income:
Net income attributable to common stockholders	$2,342	3,487	25,944	109,853
Unrealized loss on investment securities	—	(413)	—	(799)
Unrealized gain (loss) on derivative instruments	500	111	(706)	3,952
Comprehensive income	$2,842	3,185	25,238	113,006

Note: Basic and diluted Earnings Per Share may not foot due to rounding.

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Funds From Operations (unaudited)
(in thousands, except per share data)

Non-GAAP Financial Measures

We consider FFO a widely accepted and appropriate measure of performance for a REIT.  FFO provides a supplemental measure to compare our performance and operations to other REITs.  Due to certain unique operating characteristics of real estate companies, NAREIT has promulgated a standard known as FFO, which it believes more accurately reflects the operating performance of a REIT such as ours.  As defined by NAREIT, FFO means net income computed in accordance with U.S. GAAP, excluding gains (or losses) from sales of operating property, plus depreciation and amortization and after adjustments for unconsolidated entities in which the REIT holds an interest.  In addition, NAREIT has further clarified the FFO definition to add-back impairment write-downs of depreciable real estate or of investments in unconsolidated entities that are driven by measurable decreases in the fair value of depreciable real estate.  Under U.S. GAAP, impairment charges reduce net income.  While impairment charges are added back in the calculation of FFO, we caution that because impairments to the value of any property are typically based on reductions in estimated future undiscounted cash flows compared to current carrying value, declines in the undiscounted cash flows which led to the impairment charges reflect declines in property operating performance that may be permanent.  We have adopted the NAREIT definition for computing FFO.  Recurring FFO includes adjustments to FFO for the impact of lease termination income, certain gains and non-cash impairment charges of non-depreciable real estate, net of taxes recorded in comparable periods, in order to present the performance of our core portfolio operations.  Management uses the calculation of FFO and Recurring FFO for several reasons.  Recurring FFO per weighted average common share outstanding is used in the employment agreements we have with our executives to determine a portion of incentive compensation payable to them.  Additionally, we use FFO and Recurring FFO to compare our performance to that of other REITs in our peer group.  The calculation of FFO and Recurring FFO may vary from entity to entity since capitalization and expense policies tend to vary from entity to entity.  Items that are capitalized do not impact FFO and Recurring FFO whereas items that are expensed reduce FFO and Recurring FFO.  Consequently, our presentation of FFO and Recurring FFO may not be comparable to other similarly titled measures presented by other REITs.  FFO and Recurring FFO do not represent cash flows from operations as defined by U.S. GAAP, are not indicative of cash available to fund cash flow needs and liquidity, including our ability to pay distributions, and should not be considered as an alternative to net income, as determined in accordance with U.S. GAAP, for purposes of evaluating our operating performance.
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	Three months ended September 30,		Nine months ended September 30,
	2014	2013	2014	2013
Net income attributable to common stockholders	$2,342	3,487	25,944	109,853
Gain on sale of investment properties	—	(524)	(23,321)	(5,266)
Gain from change in control of investment properties	—	—	—	(95,378)
Impairment of depreciable operating property	—	—	222	555
Equity in depreciation and amortization of unconsolidated joint ventures	4,400	3,835	13,013	14,925
Amortization on in-place lease intangibles	4,575	7,626	15,839	12,628
Amortization on leasing commissions	530	486	1,495	1,403
Depreciation, net of noncontrolling interest	12,080	12,169	36,782	33,495
Funds From Operations attributable to common stockholders	$23,927	27,079	69,974	72,215

Gain from settlement of receivables	—	—	—	(3,095)
Lease termination income	(131)	(2,131)	(146)	(5,432)
Lease termination income included in equity in earnings of unconsolidated joint ventures	(4)	(5)	(81)	(21)
Impairment loss, net of taxes:
Impairment of investment securities	—	—	—	98
Provision for asset impairment included in equity in earnings of unconsolidated joint ventures	—	—	—	506
Recurring Funds From Operations attributable to common stockholders	$23,792	23,922	69,747	63,250

Net income attributable to common stockholders per weighted average common share — basic	$0.02	0.04	0.26	1.17

Net income attributable to common stockholders per weighted average common share — diluted	$0.02	0.03	0.26	1.17

Funds From Operations attributable to common stockholders, per weighted average common share — basic and diluted	$0.24	0.27	0.70	0.77

Recurring Funds From Operations attributable to common stockholders, per weighted average common share — basic and diluted	$0.24	0.24	0.70	0.67

Weighted average number of common shares outstanding — basic	99,617	99,317	99,495	93,901
Weighted average number of common shares outstanding — diluted	100,060	99,648	99,874	94,169

9

Earnings Before Interest, Taxes, Depreciation and Amortization (unaudited)
(in thousands, except per share data)

EBITDA is defined as earnings (losses) from operations excluding: (1) interest expense; (2) income tax benefit or expenses; (3) depreciation and amortization expense; and (4) gains (loss) on non-operating property. We believe EBITDA is useful to us and to an investor as a supplemental measure in evaluating our financial performance because it excludes expenses that we believe may not be indicative of our operating performance. By excluding interest expense, EBITDA measures our financial performance regardless of how we finance our operations and capital structure. By excluding depreciation and amortization expense, we believe we can more accurately assess the performance of our portfolio. Because EBITDA is calculated before recurring cash charges such as interest expense and taxes and is not adjusted for capital expenditures or other recurring cash requirements, it does not reflect the amount of capital needed to maintain our properties nor does it reflect trends in interest costs due to changes in interest rates or increases in borrowing. EBITDA should be considered only as a supplement to net earnings and may be calculated differently by other equity REITs.

We believe EBITDA is an important non-GAAP measure. We utilize EBITDA to calculate our interest expense coverage ratio, which equals EBITDA divided by total interest expense. We believe that using EBITDA, which excludes the effect of non-operating expenses and non-cash charges, all of which are based on historical cost and may be of limited significance in evaluating current performance, facilitates comparison of core operating profitability between periods and between REITs, particularly in light of the use of EBITDA by a seemingly large number of REITs in their reports on Forms 10-Q and 10-K. We believe that investors should consider EBITDA in conjunction with net income and the other required U.S. GAAP measures of our performance to improve their understanding of our operating results. Recurring EBITDA includes adjustments to EBITDA for the impact of least termination income and non-cash impairment charges in comparable periods in order to present the performance of our core portfolio operations.

	Three months ended September 30,		Nine months ended September 30,
	2014	2013	2014	2013
Net income attributable to Inland Real Estate Corporation	$4,576	5,696	32,647	116,568
Gain on sale of investment properties	—	(524)	(23,321)	(5,266)
Gain from change in control of investment properties	—	—	—	(95,378)
Income tax (benefit) expense of taxable REIT subsidiaries	232	(296)	670	1,499
Interest expense	8,752	9,163	26,642	25,427
Interest expense associated with discontinued operations	—	128	—	500
Interest expense associated with unconsolidated joint ventures	2,180	1,875	6,147	7,610
Depreciation and amortization	17,185	19,683	54,116	45,671
Depreciation and amortization associated with discontinued operations	—	581	—	1,901
Depreciation and amortization associated with unconsolidated joint ventures	4,400	3,835	13,013	14,925
EBITDA	37,325	40,141	109,914	113,457

Gain from settlement of receivables	—	—	—	(3,095)
Lease termination income	(131)	(2,131)	(146)	(5,432)
Lease termination income included in equity in earnings of unconsolidated joint ventures	(4)	(5)	(81)	(21)
Impairment loss, net of taxes:
Impairment of depreciable operating property	—	—	222	555
Impairment of investment securities	—	—	—	98
Provision for asset impairment included in equity in earnings of unconsolidated joint ventures	—	—	—	506
Recurring EBITDA	$37,190	38,005	109,909	106,068

Total Interest Expense	$10,932	11,166	32,789	33,537

EBITDA: Interest Expense Coverage Ratio	3.4 x	3.6 x	3.4 x	3.4 x

Recurring EBITDA: Interest Expense Coverage Ratio	3.4 x	3.4 x	3.4 x	3.2 x

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Same Store Net Operating Income (unaudited)
(in thousands, except per share data)

The following schedule presents same store net operating income, for our consolidated portfolio, which is the net operating income of properties owned in both the three and nine months ended September 30, 2014 and 2013, along with other investment properties' net operating income. Same store net operating income is considered a non-GAAP financial measure because it does not include straight-line rental income, amortization of lease intangibles, lease termination income, interest, depreciation, amortization and bad debt expense. We provide same store net operating income as another metric to compare the results of property operations for the three and nine months ended September 30, 2014 and 2013. We also provide a reconciliation of these amounts to the most comparable GAAP measure, net income (loss) attributable to common stockholders.

	Three months ended September 30,			Nine months ended September 30,
Consolidated	2014	2013	% Change	2014	2013	% Change
Rental income and tenant recoveries:
"Same store" investment properties, 81 properties
Rental income	$22,662	21,941	3.3%	67,496	66,265	1.9%
Tenant recovery income	7,549	7,984	-5.4%	26,627	24,339	9.4%
Other property income	304	290	4.8%	953	946	0.7%
"Other investment properties”
Rental income	11,028	11,668		35,628	22,678
Tenant recovery income	4,757	5,047		17,849	9,171
Other property income	177	109		479	307
Total property income	$46,477	47,039		149,032	123,706

Property operating expenses:
"Same store" investment properties, 81 properties
Property operating expenses	$3,670	3,737	-1.8%	15,184	12,921	17.5%
Real estate tax expense	5,686	5,980	-4.9%	17,414	17,272	0.8%
"Other investment properties"
Property operating expenses	1,980	1,871		8,717	3,928
Real estate tax expense	3,617	4,184		11,528	7,685
Total property operating expenses	$14,953	15,772		52,843	41,806

Property net operating income
"Same store" investment properties	21,159	20,498	3.2%	62,478	61,357	1.8%
"Other investment properties"	10,365	10,769		33,711	20,543
Total property net operating income	$31,524	31,267		96,189	81,900

Other income:
Straight-line rents	$186	136		1,133	517
Amortization of lease intangibles	(108)	(142)		(276)	(544)
Lease termination income	131	1,956		145	1,957
Other income	390	534		1,158	1,733
Fee income from unconsolidated joint ventures	1,524	1,578		4,090	5,133
Gain from settlement of receivables	—	—		—	3,095
Gain from change in control of investment properties	—	—		—	95,378
Gain on sale of investment properties, net	—	—		22,828	1,440
Gain on sale of joint venture interest	313	475		427	1,209

Equity in earnings of unconsolidated joint ventures	2,774	2,128		6,831	5,641

Other expenses:
Income tax benefit (expense) of taxable REIT subsidiaries	(232)	296		(670)	(1,499)
Bad debt expense	(477)	(316)		(1,181)	(1,630)
Depreciation and amortization	(17,185)	(19,683)		(54,116)	(45,671)
General and administrative expenses	(5,553)	(4,843)		(17,638)	(14,817)
Interest expense	(8,752)	(9,163)		(26,642)	(25,427)
Provision for asset impairment	—	—		(222)	(369)

Income from continuing operations	4,535	4,223		32,056	108,046
Income from discontinued operations	31	1,440		552	8,503
Net income	4,566	5,663		32,608	116,549

Less: Net loss attributable to the noncontrolling interest	10	33		39	19
Net income attributable to Inland Real Estate Corporation	4,576	5,696		32,647	116,568

Dividends on preferred shares	(2,234)	(2,209)		(6,703)	(6,715)

Net income attributable to common stockholders	$2,342	3,487		25,944	109,853

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Pro Rata Consolidated Information (unaudited)
(in thousands, except per share data)

These schedules present certain Non-GAAP pro-rata consolidated information as of and for the three and nine months ended September 30, 2014. These schedules are considered Non-GAAP because they include financial information related to consolidated joint ventures with an adjustment for the portion related to noncontrolling interests and unconsolidated joint ventures accounted for under the equity method of accounting. The Company provides the pro rata amounts of all properties owned through joint ventures to better compare our overall performance and operating metrics to those of other REITs in our peer group. The Company believes this Non-GAAP information provides supplementary information that is both useful to and has been requested by investors and analysts. Investors should not consider Non-GAAP information as a substitute for, or as superior to, U.S. GAAP information. Rather, Non-GAAP information may provide useful information in addition to information presented in accordance with U.S. GAAP.

Reconciliation of GAAP Reported to Selected Non-GAAP Pro Rata Consolidated Information

	At September 30, 2014
	GAAP Reported	Noncontrolling Interest	INP Retail LP (PGGM)	Development Properties	IPCC Unconsolidated properties	Non-GAAP Pro-rata Consolidated Information

Total investment properties	$1,162,303	(170)	345,559	2,062	32,826	1,542,580
Total assets	1,530,493	(1,844)	248,959	2,455	19,649	1,799,712
Mortgages payable	452,753	—	165,476	—	16,305	634,534
Total liabilities	989,302	43	192,796	1,608	18,156	1,201,905

	For the three months ended September 30, 2014
	GAAP Reported	Noncontrolling Interest	INP Retail LP (PGGM)	Development Properties	IPCC Unconsolidated properties	Non-GAAP Pro-rata Consolidated Information

Total revenues	$48,210	—	12,225	—	702	61,137
Total expenses	38,168	(10)	8,273	3	408	46,842
Operating income (loss)	10,042	10	3,952	(3)	294	14,295

	For the nine months ended September 30, 2014
	GAAP Reported	Noncontrolling Interest	INP Retail LP (PGGM)	Development Properties	IPCC Unconsolidated properties	Non-GAAP Pro-rata Consolidated Information

Total revenues	$154,124	—	36,443	—	882	191,449
Total expenses	126,000	(39)	25,406	4	502	151,873
Operating income (loss)	28,124	39	11,037	(4)	380	39,576

12